EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Timberline Confirms and Extends High-Grade Gold Mineralization at its Eureka Project, Nevada

Coeur d’Alene, Idaho – December 1, 2020 – Timberline Resources Corporation (OTCQB:TLRS; TSX-V:TBR) (“Timberline” or the “Company”) is pleased to announce assay results from the first seven reverse circulation (“RC”) drill holes of its 2020 drilling campaign at its 100%-controlled Eureka Gold Project in Nevada. These holes comprise 1,219m, or approximately 50% of the 2,400m RC program. This drilling falls within the existing Lookout Mountain resource footprint and had two objectives: (1) to confirm and extend high-grade (>3 g/t) gold mineralization in the vicinity of historic conventional rotary drill results; and (2) to infill the resource within and near the Lookout Mountain open pit (Figure 1). All of these drill holes intercepted significant disseminated gold mineralization (Table 1).

Highlights

•Hole BHSE-176 intercepted near surface high-grade gold mineralization, 15.24m averaging 10.09 g/t, beginning at 21.34m downhole depth. Within this interval, there are sub-intervals of 9.14m of 16.31 g/t, including 3.05m of 31.40 g/t.

•Holes BHSE-177 and 178 encountered shallow oxide gold within the existing resource, including 18.29m of 0.87 g/t (from surface), 48.77m of 1.00 g/t, and 59.44m of 0.63 g/t.

•Holes BHSE-180, 181, and 182 confirmed northward and down dip extensions of mineralization beyond the historic Lookout Mountain pit, including gold intercepts up to 18.29m of 1.58 g/t in the latter of these holes.

Hole BHSE-176 was collared as a near offset to a historic hole that encountered multiple zones of high-grade gold in oxidized rocks less than 30m below surface. The historic high-grade gold zone was confirmed and extended by this hole, and host rocks are visibly oxidized and yielded high gold recoveries by cyanide leach analyses (averaging 94%). Additional intercepts reported in Table 1 are from lower-grade disseminated portions of the deposit in this area, most of which are similarly oxidized.

Timberline’s President and CEO, Patrick Highsmith, commented, “We are encouraged by these first results from the 2020 drill program because higher-quality samples from modern RC drilling have increased the grade and thickness of the high-grade mineralization in the Lookout Mountain resource area. These new data also improve the quality of our geological and assay information within the resource. Timberline’s geological team has worked hard over the last year to re-log dozens of historic drill holes, and that work is clearly paying off allowing us to model and plan drill programs with maximum effect. Beyond these encouraging results, we eagerly await assays from deeper step-out holes in minimally-explored areas to the east of the resource.”

Geological and Drilling Details

Gold mineralization at Lookout Mountain is hosted by Cambrian sedimentary rocks including shale, limestone, and dolomite. Drill holes discussed in this news release focused on mineralization occurring in shale and interbedded limestone, the limestone often being altered to dolomite. Host rocks are variably and often intensely silicified, decalcified, sulfidized, argillized, and subsequently oxidized. Many shallow gold intercepts are hosted by oxidized jasperoid and chalcedonic silica, sometimes with high gold grades. Iron appears to be introduced along with hydrothermal dolomite, calcium carbonate having been leached out. Collectively these patterns of alteration are consistent with those observed in Carlin-Type Gold Deposits.

Oxidized rocks, or those in which the sulfide minerals (such as pyrite) have been oxidized, can yield higher gold recoveries during processing and better economics than sulfide mineralization.

Table 1 - Lookout Mountain Target Initial 2020 Significant Drill Intercepts

(Using a cutoff of 0.3 g/t Au)

Assay results are pending for 5 additional RC holes (approximately 1,200m) and three core holes (expected to total approximately 1,500m). Two of the remaining RC holes are significant step-outs from the existing mineral resource. Core drilling is still underway at Eureka, with the drill rig currently advancing hole BHSE-191C. Core holes that are part of the current exploration program are significant step-outs to the east from the existing resource (up to 525m) and the high-grade Water Well Orpiment Discovery Zone. See Figure 1 for the location of the 2020 RC and core holes relative to the existing resource and the Lookout Mountain open pit.

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The objective of this drill program is the discovery of additional high-grade gold mineralization and improved geological understanding within and outside the existing Lookout Mountain gold resource area (508,000oz gold Measured & Indicated and 141,000oz gold Inferred; see below and refer to Updated NI 43-101 Technical Report on the Lookout Mountain Project, MDA, Effective March 1, 2013, filed on SEDAR April 12, 2013). These new holes provided important in-filling data within the resource area. The offset of the historical drillhole in the high-grade zone compares favorably to the older data, which was generated before the advent of Canadian NI 43-101 regulations requiring certain quality assurance measures, accredited laboratories, and oversight by qualified persons.

Sampling Methodology, Chain of Custody, Quality Control and Quality Assurance

Collection of reverse circulation percussion drill samples and diamond drill core was completed under the supervision of a Company representative. Personnel from Timberline or the drilling contractors transport the RC and core samples to Timberline’s secure Eureka facility where samples are logged and prepared for transport to the lab. Senior geologists direct the cutting and sampling of the core and selection of representative samples for assay. Quality control is monitored by the insertion of numerous blind certified standard reference materials, field duplicates, and blanks into each sample shipment. Company representatives complete sample dispatch paperwork and deliver the samples to ALS USA Inc. (ALS) in Elko, Nevada for sample preparation. Drill samples are assayed by ALS in Reno, Nevada for gold by fire assay of a 30-gram charge with an AA or ICP-ES finish (ALS code Au-AA23). The overlimits for gold samples assaying above 10 g/t are determined by a 30-gram fire assay with gravimetric finish. In addition, highly mineralized samples (>0.2 g/t Au) are submitted for multi-element analysis (33 elements) by four-acid digestion and ICP-ES determination (code ME-ICP61).

According to Timberline instruction, samples assaying above 0.2 g/t gold are also tested for cyanide-soluble gold with the 30-gram Au-AA13 method. This form of analysis is a preliminary indication of the favorability of the sample for gold recovery by cyanide leach. Since the test is performed on a small aliquot of a pulverized sample, it is not a reliable indication of metallurgical recovery.

Steven Osterberg, Ph.D., P.G., Timberline’s Vice President Exploration, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release.  Mr. Osterberg is not independent of the Company as he is an officer and a director.

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Figure 1 - Lookout Mountain Pit-area Historic High-Grade Drill Intercepts and 2020 Drilling

N
Quartzite
Limestone
BHSE-182
19.8 m @ 1.48 g/t Au
Limestone
BHSE-181
Quaternary Landslide
BHSE-180
BHSE-177
BHSE-187
32 m of black silicified argillite w orpiment
BHSE-190C
100 m of fractured shale, 50m carbonaceous breccia, 58m silica-pyrite rock
BHSE-178
BHSE-179
Water-Well "Orpiment-Discovery Zone"
BHSE-191C
in progress
BHSE-188C
240 m of fractured-brecciated limestone, variably pyritic/carbonaceous breccia, sanded dolomite, jasperoid, and felsic dikes
BHSE-176
18.3 m @ 8.44 g/t Au
Jasperoid
Shale
Quaternary
Tertiary Volcanics
2020 Core Holes
2020 RC Holes (completed)
Historic Open Pit
NI43-101 Gold Resource Area
0 400 800 Feet
0 100 200 Meters
Historic Drill Hole Intercepts
2020 Core Holes
Au ≥ 0.25 oz/ton (8.6 g/t)
Au 0.1 - 0.25 oz/ton (3.4-8.6 g/t)
Au 0.02 - 0.1 oz/ton (0.7 - 3.4 g/t)
Au ≤0.02 oz/ton (≤0.7 g/t)
20201127 LM Detail Drilling_Letter Figure

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About Timberline Resources

Timberline Resources Corporation is focused on delivering high-grade Carlin-Type gold discoveries at its district-scale Eureka Project in Nevada. The Eureka Property includes the historic Lookout Mountain and Windfall mines in a total property position of approximately 24 square miles (62 square kilometers). The Lookout Mountain Resource was reported in compliance with Canadian NI 43-101 in an Updated Technical Report on the Lookout Mountain Project by Mine Development Associates, Effective March 1, 2013, filed on SEDAR April 12, 2013.

Resource Category	Tonnage (million short tons)	Grade (oz/ton)	Grade (grams/tonne)	Contained Au (troy oz)
Measured	3.04	0.035	1.2	106,000
Indicated	25.90	0.016	0.6	402,000
Inferred	11.71	0.012	0.41	141,000

The Company is also operator of the Paiute Joint Venture Project with Nevada Gold Mines in the Battle Mountain District. These properties all lie on the prolific Battle Mountain-Eureka gold trend. Timberline also controls the Seven Troughs Project in northern Nevada, which is one of the state's highest-grade former gold producers. Timberline controls over 43 square miles (111 square kilometers) of mineral rights in Nevada. Detailed maps and mineral resources estimates for the Eureka Project and NI 43-101 technical reports for its projects may be viewed at http://timberlineresources.co/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Forward-looking Statements: Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These include, but are not limited to, statements regarding the advancement of projects, and exploration potential.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to risks involving forward-looking statements include, but are not limited to, changes in the Company’s business and other factors, including risk factors discussed in the Company's Form 10-Q for the quarter ended September 30, 2020.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accept responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Patrick Highsmith

President and CEO

Tel:   208-664-4859

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